Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sheree Aronson

VP, Investor Relations

(949) 367-9600 ext 371

saronson@glaukos.com

Glaukos Provides Preliminary Fourth Quarter and

Full Year 2015 Net Sales and Full Year 2016 Net Sales Guidance

Laguna Hills, CA — January 12, 2016 — Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures designed to transform the treatment of glaucoma, today announced that it estimates fourth quarter 2015 net sales will be approximately $20.1 million, and its full year 2015 net sales will be approximately $71.5 million, representing approximately 42% and 57% year-over-year growth, respectively.

Additionally, the company announced that it expects net sales for 2016 to be in the range of $90 million to $93 million, representing an approximate annual growth rate range of 26% to 30%.  The company also announced that it expects 2016 net sales to reflect seasonality patterns generally consistent with U.S. cataract procedure volumes, which are typically softer in the first and third quarters and stronger in the second and fourth quarters of a given year.

The company plans to release its fourth quarter and full year 2015 financial results in late February 2016.  The quarterly and annual preliminary net sales estimates for 2015 included in this press release are prior to the completion of review and audit procedures by the company’s independent registered public accounting firm and are therefore subject to adjustment.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures to transform the treatment of glaucoma, one of the world’s leading causes of blindness.  The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm.  Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale injectable therapies designed to address the complete range of glaucoma disease states and progression.  The company believes the iStent, measuring 1.0 mm long and 0.33 mm wide, is the smallest medical device ever approved by the FDA.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements include, without limitation, the estimated net sales and growth rates for the fourth quarter and full year of 2015, the expected net sales and growth rate guidance for the full year 2016, and other factors which, if they do not materialize or prove correct could cause the company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  Although the company believes that it has a reasonable basis for forward-looking statements contained herein, the company cautions you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s  control that may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s  most recent Quarterly Report on Form 10-Q.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The company does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

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